EXHIBIT 10.1

RESIGNATION

I hereby resign as an officer and director of MEZABAY INTERNATIONAL, INC., a Nevada corporation, (the “Company”) effectively immediately.

I do not have any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Dated this 29th day of June 2011.

                      SHOON HAU TSIN
                      Shoon Hau Tsin